                                                                   Exhibit 99.8



               CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY

           SCHEDULE I--CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                 (IN THOUSANDS)

CONDENSED BALANCE SHEETS:

                                                                                              AS OF DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1998
                                                                                            ----------  ----------
Investment in CORT Furniture Rental.......................................................  $  149,332  $  175,662
Other assets..............................................................................          --          --
                                                                                            ----------  ----------
  Total assets............................................................................     149,332     175,662
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Accrued expenses..........................................................................          --          --
Long-term debt............................................................................          --          --
                                                                                            ----------  ----------
  Total liabilities.......................................................................          --          --
Stockholders' equity......................................................................     149,332     175,662
                                                                                            ----------  ----------
  Total liabilities and equity............................................................  $  149,332  $  175,662
                                                                                            ----------  ----------
                                                                                            ----------  ----------

CONDENSED STATEMENTS OF OPERATIONS:

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1997       1998
                                                                                   ---------  ---------  ---------
Equity in earnings of CORT Furniture Rental......................................  $  15,936  $  22,326  $  23,395
Interest expense.................................................................         --         --         --
                                                                                   ---------  ---------  ---------
  Income before income taxes.....................................................     15,936     22,326     23,395
Income tax benefit...............................................................         --         --         --
                                                                                   ---------  ---------  ---------
  Net income.....................................................................  $  15,936  $  22,326  $  23,395
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

               CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY

                                 (IN THOUSANDS)

CONDENSED STATEMENTS OF CASH FLOWS:

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1997       1998
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $  15,936  $  22,326  $  23,395
Adjustments to reconcile net income to cash flows from operating activities:
  Equity in earnings of CORT Furniture Rental....................................    (15,936)   (22,326)   (23,395)
  Discount on junior subordinated debentures.....................................         --         --         --
  Interest converted to long-term debt...........................................         --         --         --
  Changes in assets and liabilities, net.........................................         --         --         --
                                                                                   ---------  ---------  ---------
    Cash used in operating activities............................................         --         --         --
                                                                                   ---------  ---------  ---------
Cash flows from investing activities:
  Investment in CORT Furniture Rental............................................    (33,224)      (677)      (826)
                                                                                   ---------  ---------  ---------
    Cash used in investing activities............................................    (33,224)      (677)      (826)
                                                                                   ---------  ---------  ---------
Cash flows from financing activities:
  Issuance of common stock.......................................................     33,224        677        826
  Net proceeds from issuance of long-term debt...................................         --         --         --
                                                                                   ---------  ---------  ---------
    Cash provided by financing activities........................................     33,224        677        826
                                                                                   ---------  ---------  ---------
Net increase in cash and cash equivalents........................................         --         --         --
Cash and cash equivalents at beginning of period.................................         --         --         --
                                                                                   ---------  ---------  ---------
Cash and cash equivalents at end of period.......................................  $      --  $      --  $      --
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Supplemental disclosures of cash flow information:
  Tax benefit from exercise of stock options.....................................        571      1,177      2,109

NOTE TO CONDENSED FINANCIAL STATEMENTS OF REGISTRANT:

BASIS OF PRESENTATION

    The accompanying condensed financial statements represent the accounts of CORT Business Services Corporation on a stand-alone basis. Substantially all footnote disclosures are omitted. Reference is made to the audited consolidated financial statements and footnotes of CORT Business Services Corporation and subsidiary as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998.

               CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARY

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)

                                                                                                   DEDUCTIONS
                                                                              ADDITIONS           -------------
                                                                      --------------------------  WRITE OFF OF
ALLOWANCE FOR                                             BEGINNING    CHARGED TO                 UNCOLLECTIBLE    ENDING
  DOUBTFUL ACCOUNTS                                        BALANCE       EXPENSE      OTHER(1)      ACCOUNTS       BALANCE
-------------------------------------------------------  -----------  -------------  -----------  -------------  -----------
December 31, 1996......................................         938         1,234           334          (600)        1,906

December 31, 1997......................................       1,906         2,107            --        (1,122)        2,891

December 31, 1998......................................       2,891         1,710            --        (1,422)        3,179

------------------------

(1) Other additions represent the balance of Evans Rents' allowance for doubtful accounts, which was recorded April 24, 1996 in conjunction with the acquisition.